Exhibit 99.1

January Bitcoin Mining and Carbon Capture Update
NEW YORK February 8, 2024 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold” or the “Company”) today provided the following updates regarding its operations and financial performance:
Bitcoin Mining Update
Stronghold mined 192 Bitcoin in January 2024 and generated approximately $0.4 million in energy revenue, which represents the equivalent of approximately 10 additional Bitcoin based on the average price of Bitcoin during the month. This equates to approximately 202 of Bitcoin-equivalent production in January 2024, down approximately 6% from December 2023.
The Company generated an estimated $8.0 million of revenue during January. The primary driver of the sequential decrease was a lower hash price of $0.08 per TH/s per day in January compared to $0.10 in December, which was due to lower transaction fees, averaging 12% in January compared to 26% in December, and 4% sequential growth in network hash rate.
Carbon Capture Update
Stronghold continues to be encouraged by test results from its first Karbolith. The Company has received third-party lab results from 12 additional samples of beneficial use ash that were taken after the Company’s December 2023 investor day. The results demonstrated carbonation of up to 14% of starting weight of dry ash, with carbonation of approximately 10% on average. Stronghold recently began erecting its second Karbolith, which is expected to be operational by the end of February, and the Company is continuing its work on optimizing ash placement, its operations, and Karbolith spacing to maximize carbon removals. The Company expects construction time to be approximately two weeks and for the Karbolith to cost approximately $60,000, a meaningful reduction compared to the first Karbolith.

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.
Forward Looking Statements of Stronghold:
Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment, including from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to develop and monetize our carbon capture project to generate meaningful revenue, on a timely basis or at all; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on April 3, 2023 and in our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.

Contacts:
Stronghold Digital Mining, Inc.
Investor Contact:
Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@gateway-grp.com
1-949-574-3860
Media Contact:
contact@strongholddigitalmining.com